XO GROUP INC.
VESTED RESTRICTED STOCK AWARD AGREEMENT
UNDER LONG-TERM INCENTIVE PLAN
WHEREAS, the Board of Directors of XO Group Inc., a Delaware corporation, has adopted the XO Group Inc. 2009 Stock Incentive Plan (as amended from time to time) for the purpose of providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.
WHEREAS, the Board has adopted the XO Group Inc. 2011 Long-Term Incentive Plan (as amended from time to time, the “LTIP”) for the purpose of motivating and rewarding eligible employees by making a portion of their compensation dependent on the achievement of certain performance goals related to the performance of the Corporation and its affiliates.
WHEREAS, the Plan provides for a Restricted Stock Award program pursuant to which eligible persons may be issued shares of the Corporation’s Common Stock.
WHEREAS, eligible persons under the LTIP may receive a bonus, subject to the terms and conditions of the LTIP and a letter agreement (the “Participation Agreement”).
WHEREAS, the Corporation wishes to issue shares to the Participant under the Restricted Stock Award program pursuant to, and subject to the terms, conditions and restrictions contained in, the accompanying Notice of Stock Award and this Agreement, and the “Controlling Documents” (the Plan, the LTIP and the Participation Agreement).
NOW, THEREFORE, the Corporation and the Participant agree as follows:
1. Definitions. Unless otherwise indicated herein, each capitalized term contained in this Agreement but not defined herein shall have the meaning ascribed to it in the accompanying Notice of Stock Award, or if not defined therein, in the Controlling Documents.
2. Sale of Shares. The Corporation hereby awards to the Participant, as of the Date of Issuance, that certain number of Shares as specified in the Notice of Stock Award pursuant to the Restricted Stock Award program and the LTIP. To the extent required by law, the Participant shall pay the Purchase Price to the Corporation, representing the par value ($0.01) of the Common Stock for each Share awarded to the Participant, simultaneously with the execution of this Agreement in cash or cash equivalents payable to the order of the Corporation. The Shares subject to the foregoing award shall be referred to herein as “Issued Stock.”
3. Vesting. The Issued Stock shall be vested and free from any restriction on transfer (but shall remain subject to the other terms of this Agreement and the Controlling Documents) upon the Date of Issuance specified in the Notice of Stock Award.
4. Taxes; Section 83(b) Election. The Participant acknowledges, subject to the last sentence of this paragraph, that (i) no later than the date on which any Issued Stock shall have become vested, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to any Issued Stock which shall have become so vested; (ii) the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to any Issued Stock which shall have become so vested, including that the Corporation may, but shall not be required to, sell a number of Shares or treat a number of Shares as forfeited, in either case sufficient to cover applicable withholding taxes; and (iii) if the Participant does not comply with clause (i) above on a timely basis, solely to the extent permitted by law (including, without limitation, the Sarbanes-Oxley Act of 2002), the Corporation may, but shall not be required to, pay such required withholding and treat such amount as a demand loan to the Participant at the maximum rate permitted by law, with such loan, at the Corporation’s sole discretion and provided the Corporation so notifies the Participant within 30 days of the making of the loan, secured by the Shares and any failure by the Participant to pay the loan upon demand shall entitle the Corporation to all of the rights at law of a creditor secured by the Shares. The Corporation may hold as security any certificates representing any Shares and, upon demand of the Corporation, the Participant shall deliver to the Corporation any certificates in his or her possession representing Shares together with a stock power duly endorsed in blank. The Participant also acknowledges that it is his or her sole responsibility, and not the Corporation’s, to file timely and properly any election under Section 83(b) of the Code, and any corresponding provisions of state tax laws, if the Participant wishes to utilize such election.
5. Legend. In the event that a certificate evidencing Issued Stock is issued, the certificate representing the Shares shall have endorsed thereon any legend required to be placed thereon by applicable “blue sky” laws of any state.
Notwithstanding the foregoing, the Corporation may recognize the Participant’s ownership of Issued Stock through uncertificated book entry or another similar method.
6. Securities Representations. The Shares are being issued to the Participant and this Agreement is being made by the Corporation in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
a. The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in connection therewith the Corporation is relying in part on the Participant’s representations set forth in this section;
b. The Shares must be held indefinitely by the Participant unless (i) an exemption from the registration requirements of the Securities Act is available for the resale of such Shares, or (ii) the Corporation files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such Shares, and the Corporation is under no obligation to continue in effect a Registration Statement on Form S-8 or to otherwise register the resale of the Shares (or to file a “re-offer prospectus”); and
c. The exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Corporation is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.
7. Not an Employment Agreement. Neither the execution of this Agreement nor the issuance of the Shares hereunder shall confer upon the Participant any right to continue in Service and nor do either constitute an agreement by the Corporation to employ or to continue to employ the Participant during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any Shares are outstanding.
8. Power of Attorney. The Corporation, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Corporation, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Issued Stock, Shares and property provided for herein, and the Participant hereby ratifies and confirms that which the Corporation, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Corporation, execute and deliver to the Corporation all such instruments as may, in the judgment of the Corporation, be advisable for this purpose, including, without limitation, a duly signed stock power, endorsed in blank, relating to the Restricted Stock.
9. Miscellaneous.
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Corporation may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation or any affiliate to which the Participant provides Service to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement other than with respect to Shares Transferred in compliance with the terms hereof.
This award of Shares shall not affect in any way the right or power of the Board or stockholders of the Corporation to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Corporation, any merger or consolidation of the Corporation or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Corporation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
The Participant agrees that the award of the Shares hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) and any other property will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Corporation or any life insurance, disability or other benefit plan of the Corporation.
Except as otherwise provided in the Controlling Documents, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
The Notice of Stock Award may be executed in one or more counterparts, or in electronic form, all of which taken together and including this Agreement, shall constitute one contract.
The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.
10. Controlling Documents. This Agreement is subject to all the terms, conditions and provisions of the Controlling Documents, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Controlling Documents as may be adopted by the Board of Directors or the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Controlling Documents, the Plan shall control first, followed by the LTIP, and then by the Participation Agreement, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Controlling Documents) and supersedes any prior agreements between the Corporation and the Participant with respect to the subject matter hereof.

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